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                                                                   EXHIBIT 10.19

                            Gryphon Gold Corporation
                            Public Offering of Units

                                                          September, ______ 2005



DESJARDINS SECURITIES INC.                    GRYPHON GOLD CORPORATION
SUITE 2750, 145 KING STREET WEST              SUITE 810, 1130 WEST PENDER STREET
TORONTO, ON                                   VANCOUVER, B.C.
M5H 1J8                                       V6E 4A4

                              RE: LOCK-UP AGREEMENT
Directors and Officers of Gryphon Gold Corporation:
         In consideration of the Offering and the consents required thereunder, and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that during the period beginning from the date hereof and following the completion of the Offering (the "Lock-up Period"), the undersigned, unless otherwise advised in writing by Desjardins, will not offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in a direct or indirect disposition of Common Stock (collectively, the "Securities Transactions"), except as set forth below:

         (i) Six (6) months following completion of the Offering during each Quarter (as defined below) within the Lock-up Period, the undersigned may conduct Securities Transactions on up to 20% of the amount of Common Stock held by the undersigned as calculated from the Common Stock holdings of the undersigned on the date the Lock-up Period commences; plus

         ii) Starting at the beginning of the third Quarter following the Offering, any shares of Common Stock that, although eligible, were not subject to Securities Transactions during the prior Quarter or successive Quarters will become eligible to participate in Securities Transactions.

         For the purposes of this Lock-up Agreement, "Quarter" means a sequential three month period, with the first Quarter commencing on the date of completion of the Offering and ending three months thereafter, and the subsequent Quarters following thereafter.

         This Lock-up Agreement shall terminate and be of no further force or effect upon either the Company or Desjardins notifying the other in writing that they are abandoning the Offering or if the Agency Agreement is terminated prior to the Closing Date.

                                Yours very truly,

Name:






                                SIGNATURE OF SHAREHOLDER